UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2005

Loudeye Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-29583	91-1908833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1130 Rainier Avenue South, Seattle, Washington		98144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 832-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2005, in connection with the appointment of Frank Varasano to Loudeye's board of directors, Mr. Varasano was granted a stock option to purchase 100,000 shares of Loudeye Corp. common stock under the Company’s 2005 Incentive Award Plan. The exercise price per share for the stock option was $0.88. This option grant has a ten year term and will vest at the rate of 4,166 shares per month for 23 months and 4,182 shares on the twenty-fourth month anniversary of the date of grant. The Stock Option Grant Notice and Stock Option Agreement dated June 13, 2005, relating to this grant is attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 13, 2005, Loudeye’s board of directors appointed Frank A. Varasano as an independent director to fill a vacancy on Loudeye’s board of directors. Mr. Varasano was appointed as a Class III director to serve for a term expiring at the annual meeting of Loudeye’s stockholders in 2006.

Mr. Varasano was granted a stock option to purchase 100,000 shares of Loudeye Corp. common stock under the Company’s 2005 Incentive Award Plan. The exercise price per share for the stock option was $0.88. This option grant has a ten year term and will vest at the rate of 4,166 shares per month for 23 months and 4,182 shares on the twenty-fourth month anniversary of the date of grant.

Mr. Varasano most recently served as Executive Vice President at Oracle Corporation where he was responsible for marketing, sales and consulting to Oracle’s 400 largest product producing clients and was a member of the Executive Committee. Prior to that, Mr. Varasano held several senior management positions during his 25 year tenure at Booz Allen and Hamilton, designing and leading strategic programs for the firm’s largest clients to improve their competitive position. As a Senior Vice President he led the firm’s largest practice (Engineering and Manufacturing), office (New York) and regional profit center (United States). He served on the firm’s Board of Directors and Executive Committee. Mr. Varasano holds a B.S. Degree from the United States Naval Academy, and a Master’s in Business Administration from Harvard Business School. He also served as an officer aboard the USS Patrick Henry, a nuclear submarine.

Loudeye’s board of directors has determined that Mr. Varasano meets the independence criteria established under rules of the Securities and Exchange Commission and The Nasdaq Stock Market. Mr. Berman also was appointed to the compensation committee of Loudeye’s board of directors.

A copy of the press release issued by the Company announcing the appointment of Mr. Varasano is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Exhibits.

10.1 Stock Option Grant Notice and Stock Option Agreement between Loudeye Corp. and Frank Varasano dated June 13, 2005.

99.1 Press Release dated June 13, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

June 13, 2005	By:	Ronald M. Stevens

Name: Ronald M. Stevens
Title: Chief Financial Officer and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock Option Grant Notice and Stock Option Agreement between Loudeye Corp. and Frank Varasano dated June 13, 2005.
99.1	Press release dated June 13, 2005.